Exhibit 32.1

CERTIFICATION

The undersigned, Louis S. Haddad, the President and Chief Executive Officer of Armada Hoffler Properties, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certifies that, to the best of his knowledge:

1.	the Quarterly Report for the period ended March 31, 2014 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2014	/s/ LOUIS S. HADDAD
Louis S. Haddad
President and Chief Executive Officer